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                                                                    EXHIBIT 23.1


                    [LETTERHEAD OF TURNER, STONE & COMPANY]



                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors and Stockholders
Airtech International Group, Inc.
Dallas, Texas


We consent to the use and inclusion in this Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated August 31, 2000 on our audit of the consolidated financial statements of Airtech International Group, Inc. and subsidiaries at May 31, 2000 and 1999 and for the two year period ended May 31, 2000. We also consent to the use and inclusion of our report dated April 13, 2001 on our review of the consolidated financial statements at February 28, 2001 and for the fiscal quarter then ended.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.



/s/ Turner, Stone & Company, LLP
--------------------------------
Turner, Stone & Company, L.L.P.
Certified Public Accountants

Dallas, Texas
July 9, 2001